UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 12, 2012

DOLE FOOD COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4455	99-0035300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dole Drive

Westlake Village, California 91362

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (818) 879-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Effective September 12, 2012, the Board of Directors of Dole Food Company, Inc. (the “Company”) approved the Enhanced Severance Pay Plan for Employees of Dole Food Company, Inc. and Participating Divisions and Subsidiaries (the “Plan”), to commence on the date if and when the Company announces a Board approved strategic alternative in connection with the Company’s previously announced strategic business review process. The Plan is designed to provide payments upon severance as a result of certain material corporate restructuring events to certain employees of the Company and its participating divisions and subsidiaries, including all of the Company’s named executive officers. The Plan is intended to supplement benefits that may be payable under the Company’s existing Severance Pay Plan for Employees of Dole Food Company, Inc. and Participating Divisions and Subsidiaries (the “Dole Severance Plan”).

Pursuant to the Plan, eligible employees are generally entitled to 4 weeks of weekly base compensation for each year of service with the Company minus any benefits payable under the Dole Severance Plan, subject to the execution of a release, in the event of an involuntary termination of employment during the Applicable Period (as defined in the Plan). Applicable Period is defined under the Plan to be the period beginning with the date of the Company’s public announcement of the Board’s approval of a strategic alternative in connection with the Company’s previously announced strategic business review process and ending upon the earlier of (i) the date that is three months after the consummation of such strategic alternative or (ii) the date the Company determines such a strategic alternative will not be pursued. In the event an eligible employee does not receive at least four weeks’ advance notice of employment termination, such employee will be eligible for an additional benefit calculated in accordance with the provisions of the Plan.

This description of the Plan is qualified in its entirety by reference to the complete text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On September 5, 2012, the Board of Directors of the Company authorized management to amend, as appropriate, the Company’s Change of Control Agreements to provide for severance payments upon employment termination following receipt of the required release agreement and any required revocation period, but not later than 75 days after such termination, in conformance with the Company’s practice. Such amendment to be effective when delivered to the relevant employees on September 12, 2012. This description of the amendment is qualified in its entirety by reference to the complete text of the amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Enhanced Severance Pay Plan for Employees of Dole Food Company, Inc. and Participating Divisions and Subsidiaries

10.2	Amendment to Change of Control Agreements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 12, 2012	DOLE FOOD COMPANY, INC.
REGISTRANT

	By:	/s/ C. Michael Carter
C. Michael Carter
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Enhanced Severance Pay Plan for Employees of Dole Food Company, Inc. and Participating Divisions and Subsidiaries

10.2	Amendment to Change of Control Agreements

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